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                                                                   EXHIBIT 10.42

                            PACER INTERNATIONAL, INC.
                               One Concord Center
                          2300 Clayton Road, Suite 1200
                            Concord, California 94520

                                                              December 31, 2001

Mr. Robert L. Cross
2061 Casa Nuestra
Diablo, California  94528

                        Separation and Release Agreement
                        --------------------------------

Dear Bob:

     This letter agreement (the "Agreement") memorializes our mutual agreement
                                 ---------
and understanding in connection with the termination of your employment with Pacer International, Inc. ("Pacer" or the "Company"), and each of its
                            -----          -------
subsidiaries, pursuant to Section 8(b) of the Employment Agreement dated March 31, 1997 (the "Original Agreement"), between Pacific Motor Transport Company, an
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indirect subsidiary of the Company ("PMTC"), and you, as amended by the
                                     ----
Employment Agreement Amendment dated April 7, 1999 (the "1999 Amendment"),
                                                         ---- ---------
between Pacer Logistics, Inc., the sole shareholder of PMTC and a direct subsidiary of the Company formerly known as Pacer International, Inc.("Pacer
                                                                       -----
Logistics"), and you. The Original Agreement, as so amended by the 1999
---------
Amendment, is called the "Employment Agreement" in this Agreement. Accordingly,
                          --------------------
for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and you hereby agree as follows:

     1. Defined Terms. Capitalized terms used and not otherwise defined in this
        -------------
Agreement have the meanings ascribed to them in the Employment Agreement. Notwithstanding the termination of your employment under the Employment Agreement, the Employment Agreement shall remain in full force and effect in accordance with its terms, as amended by and subject to the express terms and provisions of this Agreement. In the event of any inconsistency between the Employment Agreement and this Agreement, or between the Option Agreement (as defined in Section 4(a) below) and this Agreement, the provisions of this Agreement shall control.

     2. Termination Without Cause.
        -------------------------

          (a) This Agreement shall constitute the parties' acknowledgment of the termination, without cause pursuant to Section 8(b) of the Employment Agreement, of your employment with the Company and its subsidiaries, including any and all positions held by you as a director or officer of the Company or any of its subsidiaries and any and all positions held

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by you as administrator or trustee of any employee benefit plan or related trust maintained or created by or on behalf of the Company or any of its subsidiaries, in all cases effective as of December 31, 2001 (the "Termination Effective
                                                     ---------------------
Date"). In connection with the foregoing, the last day of the Employment Period
----
(as such term is used and defined in the Employment Agreement) shall be December 31, 2001.

          (b) For the avoidance of doubt, your rights against the Company and its subsidiaries and affiliates arising under the Employment Agreement and out of your employment with Company and its subsidiaries are limited to (i) those expressly set forth in the Employment Agreement, as amended and supplemented by the express terms of this Agreement, and this Agreement, and (ii) those arising under applicable law that are not or cannot be effectively waived or released pursuant to Section 5 hereof or by way of applicable law.

          (c) Anything contained in the 1999 Amendment to the contrary notwithstanding, and in order to correct certain inaccuracies contained in, and to clarify the purpose and intent of, certain provisions of the 1999 Amendment, the Company and you hereby acknowledge and agree as follows:

     . the reference in paragraph 3 of the 1999 Amendment to "Section 9 of the Employment Agreement" was intended to be, and is hereby amended to read as, "Section 10 of the Employment Agreement"; and

     .    as a result of the amendment and restatement in its entirety of
          Section 10 of the Original Agreement by the 1999 Amendment (as clarified in clause (i) above), such that Section 10 of the Employment Agreement now contains both your nondisclosure and noncompetition covenants in favor of the Company and its subsidiaries and affiliates,
          Section 11 of the Original Agreement, which contained your original noncompetition covenant, is deleted in its entirety and intentionally omitted from the Employment Agreement, and the subsequent Sections 12 through 22 of the Employment Agreement retain their original numbering.

          (d) Section 9(b) of the Employment Agreement is hereby deleted in its entirety, and intentionally omitted from the Employment Agreement. Section 3 of this Agreement sets forth your rights to receive severance payments and other benefits from the Company as a result of the termination of your employment hereunder.

          (e) Sections 10, 12 and 13 of the Employment Agreement (and the provisions of Section 14 through 22 of the Employment Agreement as they relate to such Sections 10, 12 and 13) remain in full force and effect in accordance with their terms, notwithstanding the termination of the Employment Period.

     3. Severance Payments and Other Benefits. In consideration of your
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covenants and agreements contained in this Agreement and the Employment
Agreement, the Company hereby agrees to pay and provide the following amounts and other benefits to you, subject to and in accordance with the following terms and conditions; provided, however, that the Company shall not be required to
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make any such payments or provide any such benefits in the event you are in

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breach of any material provision of (i) this Agreement (including Sections 5, 6 and 7 hereof), (ii) any provision of the Employment Agreement that survives the termination of the "Employment Period" thereunder (including Sections 10, 12 and 13 thereof), as amended by this Agreement, (iii) any provision of the Option Agreement, or (iv) any provision of the Shareholders' Agreement dated as of May 28, 1999, among the Company, Coyote Acquisition LLC, Coyote Acquisition II LLC and the Individual Shareholders named therein (including you): For the period commencing on January 1, 2002, and ending December 31, 2003 (the "Severance
                                                                  ---------
Payment Period"), the Company shall pay you severance at the rate of $235,000
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per year, in equal bi-weekly installments of $9,038.48 each (or in such other installments as may from time to time be the policy of the Company with respect to the payment of salaries to its senior executive officers, but in no event less often than monthly).During the period commencing on January 1, 2002, and ending June 30, 2003, the Company shall at its own cost (including the payment of any premium contribution that would otherwise be required to be paid by you) continue to provide you with group health insurance coverage under the Company's plan, provided that you timely elect to continue to receive such coverage under COBRA, subject to the Company's right from time to time generally to amend, modify, change or terminate in any respect any of its benefit plans, policies, or programs providing such insurance coverage.

          (a) During the Severance Payment Period, the Company will continue to lease for your own use the automobile currently leased by the Company and provided to you (provided that the foregoing shall not obligate the Company or any of its affiliates to pay any other costs or expenses of your use of such automobile, such as taxes, insurance, fuel, maintenance and repairs), and upon the expiration of such lease you shall have the option of purchasing such vehicle (whether by assignment of the purchase option, if any, currently contained in such lease or by agreement with the title holder or other owner of a beneficial interest in such vehicle), subject to your satisfaction of all terms and conditions precedent to any such purchase, including the consent of the title holder or other owner of a beneficial interest in such vehicle; provided, however, that the Company shall not be required to pay or contribute
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to any amounts toward the exercise of any such option or purchase of such vehicle or to obtain any such agreement or consent of the title holder or other owner of a beneficial interest in such vehicle.

          (b) During the Severance Payment Period, the Company shall continue to pay (or reimburse you for) the monthly or other periodic membership fees for your current country club membership (but not in excess of the current levels in effect); provided, however, that the Company shall not be required to pay or
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contribute to or reimburse you for any increase in any such fees or any other amounts that may be due or payable to such club or with respect to your membership therein, including any capital commitments, periodic or special assessments or otherwise.

          (c) The foregoing payments and benefits provided by the Company shall be made and provided net of any and all applicable withholding, F.I.C.A., employment and other similar federal, state and local taxes and contributions required to be withheld by the Company.

     4. Cancellation of Stock Options.
        -----------------------------

          (a) Reference is made to that certain Stock Option Agreement by and between the

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Company and you dated May 28, 1999 (the "Option Agreement"). The parties
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acknowledge and agree that, in accordance with the Option Agreement, (i) a
"Tranche A Option" to purchase up to 13,334 shares of the common stock, no par value, of the Company (the Common Stock"), (ii) a "Tranche B Option" to purchase
                           ------------
up to 6,666 shares of the Common Stock, and (iii) a "Tranche C Option" to purchase up to 6,666 shares of the Common Stock, in each case at the Option Price set forth in the Option Agreement (collectively, the "Vested Option"),
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will have vested in you effective as of the Termination Effective Date. Except for the Vested Option described in the previous sentence, the parties acknowledge and agree that effective as of the Termination Effective Date the remaining options granted by the Company to you pursuant to the Option Agreement to purchase up to an aggregate of 73,334 shares of the Common Stock are terminated and canceled in all respects.

          (b) Other than the Vested Option as defined in Section 4(a) above, the 156,749 shares of Common Stock (the "Common Shares") owned by you, and the
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2,264.16 shares (the "Preferred Shares") of Series B Perpetual Participating
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Exchangeable Preferred Stock, $.01 par value, of Pacer Logistics owned by you, and the preferences and relative participating, optional and other special rights (and the qualifications, limitations and restrictions thereof) of such Series B Perpetual Participating Exchangeable Preferred Stock, you hereby represent, warrant and acknowledge to the Company, and agree with the Company, that you do not own or otherwise have, of record or beneficially, any option, right or claim to acquire any shares of capital stock or other securities (whether debt or equity or a combination thereof) of the Company or any of its subsidiaries. Nothing contained in this Agreement shall be deemed to modify, impair or adversely affect the express terms of the Vested Option, the Common Shares and the Preferred Shares, or your rights as a holder of the Vested Option, the Common Shares and the Preferred Shares, or the Company's and Pacer Logistics' respective rights as the grantor and issuer of the Vested Option, the Common Shares and the Preferred Shares.

     5. Release. For and in consideration of the covenants and agreements of the
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Company in this Agreement, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to the Company to enter into this Agreement, you hereby knowingly and voluntarily release, acquit and forever discharge the Company, the Company's present and former owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, subsidiaries and affiliates, and all persons acting by, through, under or in concert with any of them (collectively, the "Releasees"), from any and all charges, complaints,
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claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, which, from the beginning of the world up to and including the date of this Agreement, exist, have existed or may hereafter exist or arise, based on facts occurring on or prior to the date hereof, under the Employment Agreement or your employment or the termination of your employment with the Company or any of its subsidiaries, which you or any of your heirs, executors, administrators, legal representatives, successors-in-interest and/or assigns ever had, now have or at any time hereafter may have, own or hold against any of the Releasees (collectively, the "Released Claims).
                    ---------------

          (a) By executing this Agreement, (i) you hereby represent that you have not filed

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or permitted to be filed with any court, governmental or administrative agency, or arbitration tribunal, any Released Claims in any way related to your employment with the Company or any of its subsidiaries or the termination thereof; (ii) you hereby waive all Released Claims against the Releasees arising under federal, state and local labor, employment, civil rights and anti-discrimination laws and any other restrictions on the Company's and its subsidiaries' rights with respect to the termination, for whatever reason, of the employment of its employees, including the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act, as well as any right that you may have ever had or may now have to commence a Released Claim against the Releasees involving any matter relating to your employment relationship with the Company or any of its subsidiaries or the termination thereof; and (iii) you further covenant and agree not to bring any Released Claim or to permit any such Released Claim to be filed by any other person on your behalf.

     6. Waiver Of Rights Under California Civil Code Section.1542. You
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acknowledge that you have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Being aware of said code section, you hereby expressly waive any rights you may have thereunder, as well as under any other statutes or common law principles of similar effect.

     7. ADEA Waiver, Waiting and Revocation Periods.
        -------------------------------------------

          (a) You expressly acknowledge that you have been advised and instructed that (i) you have the right to consult an attorney and that you should review the terms of this Agreement with counsel of you own selection;
(ii) you have been advised that your waiver and release does not apply to any rights or claims for age discrimination that may arise after the execution date of this Agreement; (iii) you have been advised that you have up to twenty-one
(21) days within which to consider the terms of this Agreement and seven (7) days thereafter to revoke your signature as set forth below; and (iv) that you have had ample time to study this Agreement, that you have carefully read the terms of this Agreement and are fully aware of the Agreement's contents and legal effects, and that you execute this Agreement voluntarily and of your own free will. You expressly acknowledge and agree that this Agreement constitutes a knowing and voluntary waiver of rights under the Older Workers Benefit Protection Act. You understand that by signing this Agreement prior to the expiration of twenty-one (21) days, you waive your right to consider the Agreement for the entire twenty-one (21) day period.

          (b) You understand and agree that this Agreement is revocable by you for seven (7) days following the signing of this Agreement by you, and that this Agreement shall not become effective or enforceable until that revocation period has expired. This Agreement automatically becomes enforceable and effective on the eighth (8th) day after the latest date this Agreement is signed by the parties. This Agreement may be revoked by you by a writing sent to

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the Company at the address specified in Section 13, by certified mail post-marked no later than the seventh (7th) day after the Agreement is signed by you (unless that day is a Sunday or a holiday, in which event the period is extended to the next day there is mail service).

     8. Company Property. In addition to, and not by way of limitation of, any
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provision of the Employment Agreement, but subject to the express terms and provisions of this Agreement, you hereby represent and agree that, on or prior to the Termination Effective Date, you will have surrendered to the Company all credit cards and charge cards of or belonging to or issued in the name of the Company, all membership cards for memberships maintained by or in the name of the Company, and any other personal property in your possession belonging to the Company.

     9. Confidentiality. Except as otherwise required by law or compelled by
        ---------------
judicial process, you will maintain the confidentiality of, and you will not disclose to any person or entity, any of the terms or provisions of this Agreement, except for such disclosures to your attorney, accountant, tax preparer or other professional financial or legal adviser, or other legal representative, in each case who is in a confidential relationship with you and has been advised of your obligations hereunder, on a need-to-know basis in connection with such person's services rendered to you or on your behalf.

     10.Severability. It is the desire and intent of the parties that the
        ------------
provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be so modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding
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effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.Amendment and Waiver. No waiver, amendment or modification of any
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provision of this Agreement shall be effective unless in writing and signed by each party hereto. No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or of any other right, power or remedy. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

     12.Governing Law. This Agreement shall be governed by, and construed and
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enforced in accordance with, the domestic laws of the State of California applicable to contracts made and to be wholly performed in such State, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

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     13.Binding Effect. This Agreement shall be binding upon and shall inure to
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the benefit of the respective successors, assigns, heirs and legal representatives of the parties hereto. Anything contained in the Agreement to the contrary notwithstanding, neither this Agreement nor any rights or interests herein or hereunder may be assigned by you without the prior written consent of the Company.

     14.Notices. All notices or other communications pursuant to this Agreement
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shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                              if to the Company, to:

                      Pacer International, Inc.
                      2300 Clayton Road, Suite 1200
                      Concord, California  94520
                      Attention:  Chairman of the Board
                                    Telecopier:    (925) 887-1565
                                    Telephone:     (925) 887-1400

                              if to you, to:

                                    2061 Casa Nuestra
                                    Diablo, California  94528
                                    Telecopier:    (925)
                                                         --------
                                    Telephone:     (925) 743-8552

     15. Entire Agreement. This Agreement, the Employment Agreement and the
         ----------------
Option Agreement embody the entire agreement and understanding by and between the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements, representations or communications (whether written or oral) by or between the parties relating to the subject matter hereof or thereof. Other than this Agreement, the Employment Agreement and the Option Agreement, there are no other understandings, agreements, arrangements, representations or communications continuing in effect relating to the subject matter hereof or thereof. You acknowledge and agree that during the Severance Payment Period neither the Company nor any of its subsidiaries shall be obligated to pay any amounts to you pursuant to Section 12 of the Employment Agreement regarding "Inventions Assignment" or pursuant to Section 13 of the
                     ---------------------
Employment Agreement regarding "Assistance with Litigation."
                                --------------------------

     16. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute one and the same agreement.

     17. Other Construction and Interpretation Provisions. The term "this
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Agreement" means this Voluntary Resignation Agreement, together with any and all
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annexes, exhibits, schedules

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and other attachments hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder", "hereby", "hereto", "hereinafter", and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. If, and wherever, specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

     If the above terms are satisfactory to you, please acknowledge your acceptance thereof and agreement therewith by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.

                           Very truly yours,

                           PACER INTERNATIONAL, INC.


                           By:
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                                Name:
                                        ----------------------------------------
                                Title:
                                        ----------------------------------------

Accepted and agreed to:


----------------------
Robert L. Cross
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